Exhibit 99.1

Straight Path Communications Reports Results for Fourth Quarter and Year End Fiscal 2014

GLEN ALLEN, VA - October 14, 2014 - Straight Path Communications Inc. (NYSE MKT: STRP), a communications asset company that holds an extensive portfolio of 39 GHz and 28 GHz licensed wireless spectrum with deep coverage across the entire United States and a focused intellectual property portfolio, announced today operating results for its fourth quarter of fiscal 2014 and fiscal year ended July 31, 2014.

Fiscal Fourth Quarter Highlights

(In millions of USD)	2014 - 4th Quarter		2014 - 3rd Quarter	2013 - 4th Quarter
Total Revenues	3.3		.9	.1
Total Costs	2.5		1.1	(.2)
Income From Operations	.8		(.2)	(.8)
STRP Net Income	3.0	*	.1	(.8)

*includes $2.4 million tax benefit

●	Cash and cash equivalents rose to $21.2 million at July 31, 2014, an increase of $6.2 million since our Spin-Off on August 1, 2013
●	Completed four confidential settlement and license agreements totaling $3.5 million in gross proceeds
●	Entered into new Spectrum lease based on next generation Point-to-MultiPoint wireless radio

Fiscal Year 2014 Highlights

●	Total revenues were $4.8 million, compared to revenues of $1.1 million in fiscal 2013
●	Net income attributable to STRP was $2.0 million compared with a net loss of $3.2 million in fiscal 2013
●	Completed eight confidential license and settlement agreements totaling $15.8 million in gross proceeds
●	Increased spectrum holdings to 828 39 GHz Licenses and 133 28 GHz licenses, due to transfers from IDT Spectrum, compared to 615 39 GHz licenses and 15 28 GHz licenses in fiscal 2013

Management Commentary

Davidi Jonas, Chief Executive Officer of Straight Path commented, “I am proud to announce that Straight Path delivered strong financial results and important strategic positioning in our first fiscal year as an independent company. During the fourth quarter, we continued to position our nationwide spectrum holdings as a compelling option for wireless network operators and the related industry eco-system, particularly as the industry and FCC look ahead towards mobility in the millimeter bandwidths, which includes both our 28 GHz and nationwide 39 GHz spectrum. We continue to experience interest in our spectrum for current applications as well, including a wide range of backhaul solutions. We are dedicated to developing additional solutions for wireless networks to further utilize our nationwide spectrum assets as a preferred solution to multiple wireless communications needs, thus enhancing our spectrum’s value well into the future. To that end, we have retained Jerry Pi, a recognized telecommunications inventor and researcher, with expertise in 5G applications, as our Chief Technology Officer.”

Mr. Jonas continued, “Similarly for our intellectual property-holding subsidiary, we have been successfully executing our plan and meeting our financial and strategic goals. During the fourth quarter we entered into four new license arrangements, securing $15.8 million in gross proceeds for fiscal 2014. We’re pleased to have demonstrated the strength of our patents across multiple industries through these initial settlements and have closed settlements for an additional $2.5 million in gross proceeds already in the first few months of fiscal 2015. We have initiated additional efforts to license our patents to Apple, Cisco, Avaya, and Verizon.”

Mr. Jonas concluded, “We are excited for our prospects to monetize our spectrum holdings and protect our IP assets in fiscal 2015 and beyond.”

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Investor Conference Call

Straight Path will host a conference call this afternoon, Tuesday October 14th at 4:30pm EDT to provide a business update and answer questions from the investment community. To participate, please call 1-877-300-8521 from the U.S. or + 1-412-317-6026 internationally and use access code: 10053946. The conference call will also be available via a listen only webcast by accessing the Investors section of Straight Path Communications’ website, www.spathinc.com/investors.

A replay of the conference call will also be available approximately two hours after completion of the live conference call at www.spathinc.com. A telephonic replay of the call will be available until October 21, 2014. To access the replay, please dial: 1-877-870-5176 from the U.S. or +1-858-384-5517 internationally. Participants must use the following code to access the replay of the call: 10053946.

About Straight Path Communications Inc.

Straight Path (NYSE MKT: STRP) holds, leases, and markets its extensive holdings of 39 GHz and 28 GHz fixed wireless spectrum licenses through its Straight Path Spectrum subsidiary. Straight Path holds, licenses, and conducts other business related to certain patents through its Straight Path IP Group subsidiary. Additional information is available on Straight Path’s website: http://spathinc.com/

Safe Harbor

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2014 and our other periodic filings with the SEC (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"). We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Contact:

Yonatan Cantor

Straight Path Communications Inc.

804-433-1523

yonatan.cantor@spathinc.com

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STRAIGHT PATH COMMUNICATIONS INC.

COMBINED AND CONSOLIDATED BALANCE SHEETS

	July 31, 2014	July 31, 2013
Assets
Current assets:
Cash	$21,232	$15,000
Trade accounts receivable, net of allowance for doubtful accounts of $0 and $4, respectively	61	60
Prepaid expenses - settlements	4,999	-
Deferred tax assets	2,392	-
Other current assets	92	90
Total current assets	28,776	15,150
Prepaid expenses - settlements - long-term portion	761	-
Intangible assets	350	350
Deferred tax assets	417	-
Other assets	135	239
Total Assets	$30,439	$15,739

Liabilities and Equity
Current liabilities:
Trade accounts payable	$-	$1
Accrued expenses	1,334	1,473
Due to IDT Corporation	6	-
Deferred revenue	10,254	145
Income taxes payable	470	15
Total current liabilities	12,064	1,634
Deferred revenue - long-term portion	1,676	250
Total liabilities	13,740	1,884
Commitments and contingencies
Equity:
Straight Path Communications Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 3,000 shares authorized; no shares issued and outstanding	-	-
Class A common stock, $0.01 par value; 2,000 shares authorized; 787 shares issued and outstanding	8	8
Class B common stock, $0.01 par value; 40,000 shares authorized; 11,013 and 10,693 shares issued and outstanding as of July 31, 2014 and 2013	110	107
Additional paid-in capital	14,886	14,114
Retained earnings	2,037	-
Total Straight Path Communications Inc. stockholders’ equity	17,041	14,229
Noncontrolling interests	(342)	(374)
Total equity	16,699	13,855
Total liabilities and equity	$30,439	$15,739

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STRAIGHT PATH COMMUNICATIONS INC.

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	July 31,
	2014	2013

Revenues	$4,796	$1,130

Costs and expenses:
Direct cost of revenues	2,487	630
Selling, general and administrative	3,001	3,115

Total costs and expenses	5,488	3,745

Loss from operations before items listed below	(692)	(2,615)

Gain on settlement of rights in wireless spectrum	-	150
Loss on settlement of Straight Path Spectrum legal proceedings	-	(1,150)
Loss from operations	(692)	(3,615)

Other income (expense):
Interest income	22	11
Income from IDT Corporation payments of liabilities	386	-

Loss before income taxes	(284)	(3,604)
Benefit from (provision for) income taxes	2,353	(8)

Net income (loss)	2,069	(3,612)
Net (income) loss attributable to noncontrolling interests	(32)	399

Net income (loss) attributable to Straight Path Communications Inc.	$2,037	$(3,213)

Earnings (loss) per share attributable to Straight Path Communications Inc. stockholders:
Basic	$0.19	$(0.31)

Diluted	$0.18	$(0.31)

Weighted-average number of shares used in calculation of earnings (loss) per share:
Basic	10,667	10,504

Diluted	11,267	10,504

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STRAIGHT PATH COMMUNICATIONS INC.

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	July 31,
	2014	2013

Operating activities:
Net income (loss)	$2,069	$(3,612)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Common stock issued for compensation	746	675
Stock-based compensation	12	-
Deferred tax assets	(2,809)	-
Change in assets and liabilities:
Trade accounts receivable, net	(1)	(23)
Prepaid expenses - settlements	(5,760)	-
Other current assets	(2)	(149)
Other assets	104	-
Trade accounts payable	(1)	-
Accrued expenses	(139)	305
Due to IDT Corporation	6	-
Deferred revenue	11,535	172
Income taxes payable	455	(5)
Net cash provided by (used in) operating activities	6,215	(2,637)

Investing activities
Purchase of intangible assets	-	(350)
Net cash used in investing activities	-	(350)

Financing activities
Common stock issued for exercises of stock options	17	-
Funding provided by IDT Corporation, net of repayments	-	15,389
Net cash provided by financing activities	17	15,389

Net increase in cash and cash equivalents	6,232	12,402
Cash and cash equivalents at beginning of year	15,000	2,598
Cash and cash equivalents at end of year	$21,232	$15,000

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